AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2001


                                                      REGISTRATION NO. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                CORECOMM LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                           4812                          23-3032245
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)


                        110 EAST 59TH STREET, 26TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8440
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            RICHARD J. LUBASCH, ESQ.

                                CORECOMM LIMITED

                        110 EAST 59TH STREET, 26TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8440
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:


       At such time or times on and after this registration statement becomes effective as the selling securityholders may determine.

                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-47984



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED        PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF EACH CLASS OF               AMOUNT TO BE         MAXIMUM OFFERING       AGGREGATE        REGISTRATION
       SECURITIES TO BE REGISTERED              REGISTERED           PRICE PER UNIT      OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per
  share(1)(2)                                30,000,000 Shares       $0.15625(3)          $4,687,500        $1,250.00
-----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


(1) This registration statement relates to 30,000,000 Shares of common stock issuable as payments of interest on the registrant's senior unsecured notes.

(2) This registration statement also includes rights to purchase Series C junior participating preferred stock, par value $0.01 per share. One right is attached to each share of common stock. The rights will not be transferrable separately from the common stock until specified events have occurred in connection with a prospective change of control of the registrant. No registration fee is required for these rights, because they are being issued for no additional consideration.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, based, with respect to the common stock, on the average of the high and low prices of shares of the common stock of CoreComm Limited on the Nasdaq National Market on April 6, 2001.

                            ------------------------

                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of CoreComm Limited, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Other than the consents of KPMG LLP and Deloitte & Touche LLP contained in the earlier effective registration statement (File No. 333-47984) which are not incorporated by reference herein, the contents of such registration statement are incorporated in this registration statement by reference.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

     Other than the consents of KPMG LLP and Deloitte & Touche LLP contained in the earlier effective registration statement (File No. 333-47984) which are not incorporated by reference herein, all exhibits filed with or incorporated by reference in such registration statement are incorporated by reference into, and shall be deemed part of, this registration statement, except for the following, which are filed herewith.

EXHIBITS                           DESCRIPTION
--------                           -----------

5.1+                               Opinion of Richard J. Lubasch
23.1+                              Consent of Ernst & Young LLP
23.2+                              Consent of PricewaterhouseCoopers LLP
23.3+                              Consent of BDO Seidman, LLP
23.4+                              Consent of Richard J. Lubasch
                                   (included in Exhibit 5.1)
24.1*                              Power of Attorney (previously filed)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York City, State of New York on April 12, 2001.


                                          CORECOMM LIMITED

                                          By: /s/  RICHARD J. LUBASCH
                                            ------------------------------------
                                              Richard J. Lubasch
                                              Senior Vice President,
                                              General Counsel and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.




                  SIGNATURE                                   TITLE                     DATE
--------------------------------------       ------------------------------------  -----------------

                    *                        Chairman of the Board of Directors     April 12, 2001
------------------------------------------
           George S. Blumenthal

                    *                        President, Chief Executive Officer,    April 12, 2001
------------------------------------------   Chief Financial Officer and Director
             J. Barclay Knapp                (Principal Executive and Financial
                                             Officer)

                    *                        Vice President -- Controller and       April 12, 2001
------------------------------------------   Treasurer
            Gregg N. Gorelick

                    *                        Director                               April 12, 2001
------------------------------------------
            Ted H. McCourtney

                    *                        Director                               April 12, 2001
------------------------------------------
                Del Mintz

                    *                        Director                               April 12, 2001
------------------------------------------
             Alan J. Patricof

                    *                        Director                               April 12, 2001
------------------------------------------
              Warren Potash

* By /s/ RICHARD J. LUBASCH
-----------------------------------------
     Richard J. Lubasch
     Attorney-in-fact

                                 EXHIBIT INDEX




EXHIBITS                           DESCRIPTION
--------                           -----------

5.1+                               Opinion of Richard J. Lubasch

23.1+                              Consent of Ernst & Young LLP

23.2+                              Consent of PricewaterhouseCoopers LLP

23.3+                              Consent of BDO Seidman, LLP

23.4+                              Consent of Richard J. Lubasch
                                   (included in Exhibit 5.1)

24.1*                              Power of Attorney
                                   (contained on signature page)



---------------
+ Filed herewith
* Previously filed